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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements of Cabot Industrial Trust, dated February 9, 1999 (except with respect to the matters discussed in Note 13, as to which the date is March 8, 1999), Cabot Partners Limited Partnership, dated March 27, 1998, Arizona Property, dated January 28, 1999, Hemmer Properties Group, dated January 28, 1999 and Rushmore Properties Group, dated March 30, 1999, incorporated by reference into this registration statement of Cabot Industrial Trust on Form S-8.




                                       /s/ Arthur Andersen LLP


Boston, Massachusetts
January 17, 2000